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                                                                      Exhibit j

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A No. 2-83631) and related Prospectus of American General Series Portfolio Company (North American Funds Variable Product Series I, effective October 1, 2000), of those references and of our report dated July 12, 2000 on the Stock Index Fund, MidCap Index Fund, Small Cap Index Fund, International Equities Fund, Growth Fund, Growth & Income Fund, Science & Technology Fund, Social Awareness Fund, Asset Allocation Fund, Capital Conservation Fund, Government Securities Fund, International Government Bond Fund, and Money Market Fund of American General Series Portfolio Company.



                                                              ERNST & YOUNG LLP


Houston, Texas
September 29, 2000